UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 20, 2001

                        5 G WIRELESS COMMUNICATIONS, INC.
                              (Name of Registrant)

  Nevada                                   0-28581              88-0351882064
(State or other jurisdiction           (Commission             (IRS Employer
 of incorporation)                     File Number)          Identification No.)


               2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128
                    (Address of principle executive offices)

Registrants telephone number, including area code     (702) 947-4877 ext. 234


                                       N/A

          (Former name or former address, if changed since last report)


     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         Yes      [  X  ]                            No     [     ]

     The Company had 12,950,490 shares of common stock outstanding par value $.001at March 31, 2001.

Transitional Small Business Disclosure Format (check one):


         Yes      [     ]                            No     [  X  ]





Item 1.  Changes in Control of Registrant

         No event to report.

Item 2.  Acquisition or Disposition of  Assets

     On May 5, 2001 the Company acquired seventy five (75) percent of the common stock of 5 G Wireless Communications PTE, Inc., formerly known as Peteson Investment PTE, Ltd. From, a Singapore, China corporation from nine shareholders of that Company in exchange for twelve million (12,000,000) shares $.001 par value of restricted common stock.

     Six million shares of the stock, will be in trust subject to an earn out agreement formula based on 75% of the companys revenue, of one share for $.50 of gross revenue generated during a two year term.

Item 3.  Bankruptcy or Receivership

         No event to report.

Item 4.  Changes in Registrants Certifying Accountant

         No event to report.

Item 5.  Other Matters

         No events to report.

Item 7.  Financial Statements

     The financial statements are presently being audited for the period October 1, 2000 through April 30, 2001.

Exhibits

         Item 2-1   Shareholder Purchase Agreement dated May 5, 2001
         Item 7-1   Financial Statements










     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.
                                            5 G WIRELESS COMMUNICATIONS, INC.

                                            Michael Tan, President





Dated this 20 day of  May, 2001.